Exhibit 5.1

Wyrick Robbins Yates & Ponton LLP

4101 Lake Boone Trail, Suite 300
Raleigh, North Carolina 27607-7506

November 7, 2024

Avalo Therapeutics, Inc.
540 Gaither Road, Suite 400
Rockville, Maryland 20850

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8 filed on or about the date hereof by Avalo Therapeutics, Inc., a Delaware corporation (the “Registrant”), with the Securities and Exchange Commission (the “Registration Statement”) in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of an aggregate of 384,000 shares of the Registrant’s common stock, par value $0.001 per share (the “Shares”). The Shares are issuable pursuant to the Registrant’s Stock Option Agreements with certain employees, which were granted as inducements material to the individuals party thereto entering into employment with the Registrant (the “Inducement Grant Agreements”). In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

As the Registrant’s legal counsel, we have examined the proceedings taken, and are familiar with the proceedings proposed to be taken, in connection with the sale of the Shares pursuant to the Inducement Grant Agreements.

It is our opinion that, upon completion of the proceedings being taken or contemplated by us, as the Registrant’s counsel, to be taken prior to the issuance of the Shares, the Shares, when issued in the manner referred to in the Registration Statement and in accordance with the Inducement Grant Agreements, will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.

This opinion letter is based as to matters of law solely on the General Corporation Law of the State of Delaware, as amended. We express no opinion herein as to any other statutes, rules or regulations.

Very truly yours,

/s/ WYRICK ROBBINS YATES & PONTON LLP